Exhibit 99.1

Smart Powerr Corp. Regains Compliance with NASDAQ

XI’AN, China, October 13, 2022 (GLOBE NEWSWIRE) – Smart Powerr Corp. (NASDAQ: CREG) (“CREG” or the “Company”), an industrial waste-to-energy solution provider in China, today announced that it received a notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Nasdaq”) that, based on the Company’s filings of Form 10-Q for the period ended March 31 and June 30, 2022 on October 11, 2022, Nasdaq has determined that the Company complies with its Listing Rule 5250(c)(1) (the “Listing Rules”).

As previously reported by CREG on Form 8-K filed with the SEC on April 15, 2022, the Company was unable to file its Form 10-K by its original deadline due to undue burden and hardship caused by the impact of COVID-19 in China. Nasdaq had granted the Company an extension until October 12, 2022 to file its delinquent Form 10-K for the period ended December 31, 2021 and Form 10-Q for the periods ended March 31, 2022 and June 30, 2022.

On September 13, 2022, the Company filed its annual report on Form 10-K for the period ended December 31, 2021 . On October 11, 2022, the Company filed its quarterly reports on Form 10-Q for the periods ended March 31, 2022 and June 30, 2022. Due to the timely filings, Nasdaq has determined that the Company complies with its Listing Rules and closed the matter.

About Smart Powerr Corp.

Smart Powerr Corp. (Nasdaq: CREG) (“CREG” or “the Company”) is based in Xi’an, China and provides environmentally friendly waste-to-energy technologies to recycle industrial byproducts for steel mills, cement factories and coke plants in China. The byproducts include heat, steam, pressure, and exhaust, which we use to generate large amounts of lower-cost electricity and reduce the need for outside electrical sources. The Chinese government has adopted policies to encourage the use of recycling technologies to optimize resource allocation and reduce pollution. Currently, recycled energy represents only an estimated 1% of total energy consumption. The recycled energy resource market is viewed as a fast-growing market due to intensified environmental concerns and rising energy costs as Chinese economy continues to expand. The Company’s management and engineering teams have over 20 years of experience in industrial energy recovery in China. For more information about CREG, please visit http://smartpowerr.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of CREG and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, but not limited to, the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions relating to the registered direct offering and those discussed in the Company’s annual and periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Mr. Jackie Shi,

VP & Chief Financial Officer

Smart Powerr Corp.

Tel: +86- 139 9287 0723 Email: shi910723@yeah.net / jackie.shi@creg-cn.com